Exhibit 99.1

American National Bankshares Inc. and MidCarolina Financial Corporation

Announce Agreement to Merge

Transaction will create strong multi-state financial services company with 100+ years of history.

For more information, contact:

Charles H. Majors	Charles T. Canaday, Jr.
Chief Executive Officer	Chief Executive Officer
American National Bankshares Inc.	MidCarolina Financial Corporation
majorsc@amnb.com	ccanaday@midcarolinabank.com
434.773.2219	336.278.0245

FOR IMMEDIATE RELEASE:	DECEMBER 16, 2010

DANVILLE, VA – American National Bankshares Inc. (NASDAQ: AMNB - “American National”) headquartered in Danville, VA and MidCarolina Financial Corporation (OTCBB: MCFI - “MidCarolina”) headquartered in Burlington, NC today announced the signing of an agreement which calls for MidCarolina to merge with American National in an all stock transaction valued at approximately $38.8 million as of the close of business on December 15, 2010. The transaction expands American National’s footprint in North Carolina, adding eight branches in the growing Alamance and Guilford Counties. American National will have approximately $1.4 billion in assets upon completion of the merger.

Under the terms of the agreement, shareholders of MidCarolina common stock will receive 0.33 shares of American National common stock for each share of MidCarolina they own. As of the close of business on December 15, 2010, the per share acquisition price equaled approximately $7.85 or 104% of MidCarolina’s September 30, 2010 book value per share. The per share acquisition price will fluctuate with the value of American National common stock. MidCarolina shareholders will own approximately 21% of the combined company. Following the completion of the merger, American National will remain well-capitalized and the company expects that the transaction will be accretive to earnings per share.

Charles H. Majors, President and Chief Executive Officer of American National, spoke about the acquisition saying, “MidCarolina is a customer-focused community bank, offering a combination of excellent service, solid banking products, and a strong presence in the marketplace. We are pleased that MidCarolina—its customers, employees, and shareholders—will become part of American National. The communities MidCarolina serves are good markets with strong potential for the future, and they are strategically located between North Carolina’s Triad (Greensboro, Winston-Salem, and High Point) and Triangle (Raleigh, Durham and Chapel Hill).”

Following the merger, Majors will continue to serve as President and Chief Executive Officer of American National and as Chief Executive Officer of its subsidiary, American National Bank and Trust Company (“American National Bank”). Jeffrey V. Haley will continue in his role as President of the bank. Charles T. Canaday, Jr., President and Chief Executive Officer of MidCarolina, will serve as President of North Carolina Banking for the combined bank.

Commenting on the merger, James Copland, Chairman of the Board for MidCarolina, shared, “We are pleased to become part of the American National family. American National has a great reputation as a full-service community bank—including a well-established trust and investment services division. We believe this transaction is a long-term strategy that is right for our customers, our communities, our shareholders, and our employees.”

MidCarolina President and Chief Executive Officer Charles Canaday said, “There are a lot of positives to American National and MidCarolina joining together. We bring a great team of experienced bankers with a proven history of growing market share in our communities.”

“We’re excited about the merger,” commented Jeff Haley, American National Bank President. “By combining MidCarolina with American National’s financial strength, strong culture, and 102 years of heritage, we believe we will create the community bank of choice for businesses and individuals in all of our markets.”

Three members of the current MidCarolina corporate Board of Directors will be elected to serve on the board of American National and MidCarolina’s Board Chairman, James Copland, will become a Director Emeritus.

Subject to customary closing conditions, including regulatory and shareholder approvals, plans call for the merger to be finalized by late second quarter 2011. Following completion of the merger of MidCarolina and American National, MidCarolina’s subsidiary bank, MidCarolina Bank, will be merged into American National Bank.

Keefe, Bruyette & Woods, Inc. acted as financial advisor to American National and LeClairRyan, a Professional Corporation, acted as its legal advisor in the transaction. Stifel, Nicolaus & Company, Incorporated acted as financial advisor to MidCarolina and Ward and Smith, P.A. acted as legal advisor.

About American National

American National Bankshares Inc. is a holding company with assets of $824 million. Headquartered in Danville, Virginia, it is the holding company of American National Bank and Trust Company, a community bank serving Southern and Central Virginia and the northern portion of North Carolina with eighteen banking offices. The bank also manages an additional $418 million of fiduciary brokerage assets in its Trust and Investment Services Division. Additional information is available on the bank’s website at www.amnb.com. The shares of American National are traded on the NASDAQ Global Select Market under the symbol “AMNB.”

About MidCarolina

MidCarolina Bank is a wholly-owned subsidiary of MidCarolina Financial Corporation, a bank holding company with assets of $552 million. MidCarolina Bank provides a complete line of banking services to individuals and businesses through its six full-service banking offices and two limited–service offices located in the cities of Burlington, Graham, Greensboro and Mebane, North Carolina. The bank also provides access to personalized full brokerage services through a third-party registered broker dealer for stocks, bonds and mutual funds and an array of insurance products. Additional information is available on the bank’s website at www.midcarolinabank.com.

Additional Information About the Merger and Where to Find It

In connection with the proposed merger, American National will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of American National common stock to be issued to the shareholders of MidCarolina. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of American National and MidCarolina seeking their approval of the merger. In addition, each of American National and MidCarolina may file other relevant documents concerning the proposed merger with the SEC.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICAN NATIONAL, MIDCAROLINA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when they become available, through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus, when they become available, also may be obtained by directing a request by telephone or mail to American National Bankshares Inc., 628 Main Street, Danville, Virginia 24541, Attention: Investor Relations (telephone: (434) 792-5111) or MidCarolina Financial Corporation, 3101 South Church Street, Burlington, North Carolina 27216, Attention: Investor Relations (telephone: (336) 538-1600) or by accessing American National’s website at www.amnb.com under “Investments” or MidCarolina’s website at www.midcarolinabank.com under “Investor Relations.” The information on American National’s and MidCarolina’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

American National and MidCarolina and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of American National and/or MidCarolina in connection with the merger. Information about the directors and executive officers of American National is set forth in the proxy statement for American National’s 2010 annual meeting of shareholders filed with the SEC on April 2, 2010. Information about the directors and executive officers of MidCarolina is set forth in the proxy statement for MidCarolina’s 2010 annual meeting of shareholders filed with the SEC on April 23, 2010. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

Caution Regarding Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of American National and MidCarolina intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of American National and MidCarolina and the resulting company, include but are not limited to: (1) the businesses of American National and/or MidCarolina may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected timeframe; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Federal Reserve Board; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by American National or MidCarolina with the SEC. American National and MidCarolina undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

This release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.